Exhibit 10.36

PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

between

ROMAN B. CHAM,

Trustee of the Roman B. Cham, M.D. Profit Sharing Plan,

RONALD REYNOLDS AND JACQUELINE S. REYNOLDS,

Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001,

and

RM-USE, LLC,

a California limited liability company,

collectively, as Seller

and

GENOPTIX, INC.,

a Delaware corporation,

as Buyer

January 12, 2010

2131 Faraday Avenue

Carlsbad, California

- i -

9.1	Procedure	17
9.2	Possession	17
9.3	Closing Costs	18
9.4	Prorations	18

ARTICLE 10 General		19
10.1	Notices	19
10.2	Attorneys’ Fees	20
10.3	Governing Law	20
10.4	Construction	20
10.5	Terms Generally	20
10.6	Further Assurances	21
10.7	Partial Invalidity	21
10.8	Waivers	21
10.9	Natural Hazard Disclosure Statement	21
10.10	Joint and Several Liability	21
10.11	Miscellaneous	21

Exhibit A	Preliminary Report
Exhibit B	Grant Deed
Exhibit C	Bill of Sale
Exhibit D	Assignment of Permits
Exhibit E	Assignment of Intangible Property
Exhibit F	Certificate of Non-Foreign Status
Exhibit G	Lease Termination
Exhibit H	Reconfirmation of Representations

- ii -

PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”), is made as of January 12, 2010, by and between ROMAN B. CHAM, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan, as to an undivided 15.49% interest (“Cham Profit Sharing Plan”), RONALD REYNOLDS AND JACQUELINE S. REYNOLDS, Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001, as to an undivided 65.14% interest (the “Reynolds Trust”), and RM-USE, LLC, a California limited liability company, as to an undivided 19.37% interest (“RM-USE,” and collectively and individually with the Cham Profit Sharing Plan and the Reynolds Trust, “Seller”), and GENOPTIX, INC., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

In consideration of the covenants in this Agreement, Seller and Buyer agree as follows:

ARTICLE 1

Purchase and Sale

1.1 The Property. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, in accordance with this Agreement, all of the following property (collectively, the “Property”):

(a) The real property in the City of Carlsbad, County of San Diego, State of California, commonly known as 2131 Faraday Avenue, described in that certain First Amended Preliminary Report dated as of December 10, 2009 (Order No. 930015830-U50) (the “Preliminary Report”), prepared by Chicago Title Company (the “Title Company”), attached hereto as Exhibit A, together with all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to such real property and all easements and rights appurtenant to such real property (all such real property, buildings, structures, improvements, machinery, fixtures, equipment, easements and rights are collectively the “Real Property”);

(b) All tangible personal property owned by Seller and used in the operation of the Real Property, if any (the “Personal Property”);

(c) Seller’s interest in all building permits, certificates of occupancy, and other certificates, permits, licenses and approvals pertaining to the Real Property (the “Permits”); and

(d) All intangible property, including development rights, property identification marks or rights, chooses in action and warranty or guaranty rights pertaining to the Real Property (the “Intangible Property”).

ARTICLE 2

Purchase Price

2.1 Amount and Payment. The total purchase price for the Property shall be Seven Million Six Hundred Thousand and 00/100 Dollars ($7,600,000.00) (the “Purchase Price”). At the Closing (as defined below) on the Closing Date (as defined below), Buyer shall deposit into the Escrow (as defined below) the Purchase Price for the Property in cash in immediately available funds.

2.2 Deposit. Within two (2) business days after full execution of this Agreement, Buyer shall deposit the sum of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) (the “Deposit”) in cash in immediately available funds into an escrow (the “Escrow”) to be opened with Chicago Title Company (the “Escrow Holder”). The Deposit shall be held by the Escrow Holder in an interest-bearing account designated by Buyer. If Seller and Buyer complete the purchase and sale of the Property, the Deposit and all interest thereon shall be applied to payment of the Purchase Price for the Property in accordance with Section 2.1 hereof. If the purchase and sale of the Property is not completed and this Agreement terminates for any reason other than a material default by Buyer under or a material breach by Buyer of this Agreement, then the Deposit and all interest thereon shall be returned to Buyer on demand upon such termination of this Agreement; provided, however, if this Agreement is terminated under Section 5.3, the sum of $500.00 (the “Due Diligence Option Consideration”) shall be paid to and retained by Seller in consideration of Seller’s agreement in Section 5.3 to allow Buyer to terminate this Agreement in Buyer’s discretion based upon Buyer’s feasibility review.

2.3 Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, THE DEPOSIT AND ALL INTEREST THEREON SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE DEPOSIT AND ALL INTEREST THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS PARAGRAPH, IF BUYER BRINGS AN ACTION (“BUYER’S ACTION”) AGAINST SELLER FOR AN ALLEGED BREACH OR DEFAULT BY SELLER OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT, AND, IN CONNECTION WITH BUYER’S ACTION, BUYER RECORDS A LIS PENDENS, SELLER SHALL NOT BE RESTRICTED BY THE PROVISIONS OF THIS PARAGRAPH FROM SEEKING EXPUNGEMENT OR RELIEF FROM THAT LIS PENDENS AND IF SELLER IS THE PREVAILING PARTY, RECOVERING DAMAGES, COSTS, OR EXPENSES (INCLUDING ATTORNEY’S FEES) TO WHICH SELLER IS OTHERWISE ENTITLED UNDER APPLICABLE LAW

(INCLUDING RECOVERY AGAINST ANY UNDERTAKING GIVEN BY BUYER PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 405.34).

SELLER’S INITIALS:   RLR     RLR     JR     RC      BUYER’S INITIALS:   TSN

ARTICLE 3

Completion of Sale

3.1 Place and Date. The purchase and sale of the Property shall be completed in accordance with Article 9 hereof (the “Closing”). The Closing shall occur through the Escrow on January 22, 2010 (the “Closing Date”). Prior to the Closing Date, Seller and Buyer each shall give appropriate written escrow instructions, consistent with this Agreement, to the Escrow Holder for the Closing in accordance with this Agreement.

ARTICLE 4

Title to the Property

4.1 Real Property. Seller shall convey good and marketable fee simple absolute title to the Real Property to Buyer, by a duly executed and acknowledged Grant Deed (the “Grant Deed”) in the form of Exhibit B attached hereto, free and clear of all liens, encumbrances, leases, easements, restrictions, rights, covenants and conditions of any kind or nature whatsoever, except only the following (the “Permitted Exceptions”): (a) the matters shown as exceptions to title in the Preliminary Report and approved by Buyer, and (b) any matters shown on any Updated Survey (as defined below) obtained by Buyer in accordance with this Agreement. Without the requirement that Buyer give notice of any Title Objection (as defined below), Seller shall, at Seller’s sole cost and expense and prior to the Closing, (i) correct any vesting errors or issues identified in the Preliminary Report or by the Title Company (including the execution and recordation of any quitclaim deeds and corrective deeds), as required by the Title Company and Buyer in order to cause good and marketable title to the Property to be conveyed to Buyer at the Closing; (ii) remove any monetary liens or deeds of trust from title to the Property; and (iii) remove all leasehold interests shown as title exceptions in the Preliminary Report.

4.2 Personal Property. Seller shall transfer good title to the Personal Property to Buyer, by a duly executed Bill of Sale (the “Bill of Sale”) in the form of Exhibit C attached hereto, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever.

4.3 Permits. Seller shall assign good title to Seller’s interest in the Permits to Buyer, by a duly executed Assignment of Permits (the “Assignment of Permits”) in the form of Exhibit D attached hereto, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever.

4.4 Intangible Property. Seller shall assign good title to the Intangible Property to Buyer, by a duly executed Assignment of Intangible Property (the “Assignment of Intangible

Property”) in the form of Exhibit E attached hereto, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever.

ARTICLE 5

Review of the Property

5.1 Delivery of Documents. On or before the date of this Agreement, Seller shall, at the expense of Seller, deliver to Buyer the following documents relating to the Property that have been prepared by, for or at the request of Seller or are in the possession of or reasonably available to Seller:

(a) Copies of all architectural, engineering and other drawings, plans and specifications for the buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property (collectively, “the Plans”) to the extent in Seller’s possession. Buyer acknowledges that in connection with the execution of the Lease (defined below), Seller previously delivered to Buyer a copy of the Plans; and

(b) Copies of that certain Phase I Environmental Site Assessment, Facility Survey, Seismic and Structural Engineering Reviews dated April 27, 1998 prepared by Dames & Moore and that certain Phase I Environmental Site Assessment dated September 13, 2006 prepared by Bryant Geoenvironmental Inc.

5.2 Access for Review. From the date of this Agreement to the Closing Date, Seller shall provide Buyer and Buyer’s representatives with access to the Real Property, the Personal Property, all drawings, plans and specifications for the Real Property, all engineering and other reports and studies relating to the Real Property, all files and correspondence relating to the Real Property, and all financial and accounting books and records relating to the ownership, management, operation, maintenance or repair of the Real Property at all reasonable times to make such studies, inspections, tests (including subsurface tests, borings, samplings and measurements), copies and verifications as Buyer, in Buyer’s discretion, considers reasonably necessary or desirable in the circumstances. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from any bodily injury, property damage or mechanics’ lien claim caused by Buyer in connection with entry on the Real Property by Buyer pursuant to this Section 5.2 other than arising from, or due to, pre-existing conditions on the Real Property, arising from the negligence or intentional acts of Seller, its agents, employees, tenants or occupants or arising from the discovery of information revealed by Buyer’s inspections of the Property.

5.3 Property Approval Period. During the period from the date of full execution of this Agreement to 5:00 p.m. Pacific time on January 11, 2010 (the “Property Approval Period”), Buyer shall have the right to review and investigate the physical and environmental condition of the Property, the income and expenses of the Property, the character, quality, value and general utility of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Real Property, and any other factors or matters relevant to Buyer’s decision to purchase the Property. Buyer may determine, in its sole discretion, whether or not the Property is acceptable to Buyer within the Property Approval Period. If, during the Property Approval Period, Buyer determines that the Property is not acceptable for any reason whatsoever, Buyer shall have the right, by giving notice (“Disapproval Notice”) to Seller and the Escrow Holder on or before the last day of the Property Approval Period, to disapprove any matters relating to the Property. The Disapproval Notice shall identify and briefly describe the disapproved matters (“Disapproved Matters”). If Buyer does not give a Disapproval Notice within the Property Approval Period, Buyer shall be deemed to have approved the Property, this Agreement shall continue in full force and effect, and Buyer shall have no further right to terminate this Agreement pursuant to this Section 5.3. If Buyer delivers a Disapproval Notice within the Property Approval Period, Seller shall have a period of three (3) business days after Seller’s receipt of the Disapproval Notice (“Response Period”) (a) to elect to cure any Disapproved Matters by the Closing Date and to inform Buyer and the Escrow Holder of the same, in which case Seller shall be required to cure the Disapproved Matters prior to, and as a condition to, the Closing, or (b) to advise Buyer and the Escrow Holder, in writing, that Seller will not agree to cure the Disapproved Matters (the “Response Notice”). If Seller fails to deliver to Buyer and the Escrow Holder the Response Notice within the Response Period, Seller shall be deemed to have elected not to cure the Disapproved Matters. If Seller advises Buyer in its Response Notice that it will not cure the Disapproved Matters (or Seller is deemed to have elected not to cure the Disapproved Matters), then Buyer shall have three (3) business days following (i) receipt of the Response Notice, or (ii) expiration of the Response Period, if Seller is deemed to have elected not to cure the Disapproved Matters, to advise Seller and the Escrow Holder, in writing, whether Buyer elects to waive the Disapproved Matters and proceed with the acquisition of the Property or to terminate this Agreement. If Buyer fails to deliver a waiver of Disapproved Matters within the three (3)-business day period, Buyer shall be deemed to have elected to terminate this Agreement. In the event of Buyer’s election (or deemed election) to terminate this Agreement under this Section 5.3, the Escrow Holder shall return the Deposit to Buyer, less one-half ( 1/2) of the Escrow termination fees and the Due Diligence Option Consideration, on the next business day.

5.4 Survey. Buyer shall have the right, at Buyer’s expense, to obtain a current survey (“Updated Survey”) of the Real Property prepared by a licensed land surveyor or a registered civil engineer selected by Buyer. The Updated Survey shall comply with the current minimum standard detail requirements for land title surveys established by the American Land Title Association and the American Congress on Surveying and Mapping, shall contain the legal description of the Real Property, shall include the surveyor’s or engineer’s certification (in form and substance satisfactory to Buyer) to Buyer and the Title Company and any lender designated by Buyer, signed by the surveyor or engineer, that the Updated Survey correctly shows the Real Property on the basis of a field survey and in accordance with the current minimum standard detail requirements for land title surveys established by the American Land Title Association and the American Congress on Surveying and Mapping, and shall otherwise be in form and substance satisfactory to Buyer.

5.5 Environmental Definitions. As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 O.K. § 9601, et seq., the Resource Conservation and Recovery Act, 42 O.K. § 6901, et seq., the Clean Water Act, 33 O.K. § 1251, et seq., the Hazardous Substance Account Act, California Health and Safety Code § 25300, et seq., the Hazardous Waste Control Law, California Health and Safety Code § 25100, et seq., the Medical Waste Management Act, California Health and Safety Code § 25015, et seq., and the Porter-Cologne Water Quality Control Act, California Water Code § 13000, et seq. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.

5.6 Title. Notwithstanding Section 5.3 or any provision herein to the contrary, Buyer shall have until the later of (i) the expiration of the Property Approval Period, or (ii) five (5) business days following receipt of any update to the Preliminary Report or the Updated Survey (the “Title Approval Date”), to either approve the exceptions contained in the Preliminary Report or update thereto and any exceptions arising from the Updated Survey, or to notify Seller and the Escrow Holder in writing (the “Title Objection Notice”), specifying any exceptions and/or survey matters to which Buyer objects (the “Title Objections”). Seller shall have a period of three (3) business days after Seller’s receipt of the Title Objection Notice (“Title Response Period”) (a) to remove, or agree to remove prior to the Closing, some or all of the Title Objections and to inform Buyer and the Escrow Holder of the same, or to cause the Title Company to issue an endorsement acceptable to Buyer over, or bond over, such Title Objection, in which case Seller shall be required to perform same prior to, and as a condition to, the Closing, or (b) to advise Buyer and the Escrow Holder, in writing, that Seller will not agree to remove some or all of the Title Objections (the “Title Response Notice”). If Seller fails to deliver to Buyer and the Escrow Holder the Title Response Notice within the Title Response Period, Seller shall be deemed to have elected not to remove any of the Title Objections. If Seller advises Buyer in its Title Response Notice that it will not remove nor agree to remove some or all of the Title Objections (or Seller is deemed to have elected not to remove the Title Objections), then Buyer shall have three (3) business days following (x) receipt of the Title Response Notice, or (y) expiration of the Title Response Period, if Seller is deemed to have elected not to remove the Title Objections, to advise Seller and the Escrow Holder, in writing, whether Buyer elects to waive the Title Objections and proceed with the acquisition of the Property or to terminate this Agreement. If Buyer fails to deliver a waiver of Title Objections within the three (3)-business day period, Buyer shall be deemed to have elected to terminate this Agreement. In the event of Buyer’s election (or deemed election) to terminate this Agreement under this Section 5.6, the Escrow Holder shall return the Deposit to Buyer, less one-half ( 1/2) of the Escrow termination fees and the Due Diligence Option Consideration, on the next business day.

ARTICLE 6

Representations and Warranties

6.1 Seller. The representations and warranties of Seller in this Section 6.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations and warranties of Seller. Such representations and warranties shall survive the Closing. To the extent that Seller is comprised of more than one individual or entity, the representations and warranties of Seller hereunder are made only as to such individual or entity. Seller represents and warrants to Buyer as of the date of this Agreement as follows:

(a) RM-USE is a limited liability company, duly incorporated and organized and validly existing and in good standing under the laws of the State of California. RM-USE is duly qualified to do business in the State of California. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) Except for the Lease, Seller is not a party to any leases, contracts or agreements that are binding on or pertain to the Property. Seller has good title to the Personal Property and the Permits, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever. All of the copies of the documents delivered to Buyer pursuant to Section 5.1 hereof are accurate and complete copies of all originals of the documents described in Section 5.1 hereof.

(c) Seller has received no notice of any kind from any insurance broker, agent or underwriter that any no insurable condition exists in, on or about the Real Property or any part thereof. Seller has received no notice, citation or other claim alleging any violation of any laws, statutes, rules, regulations, ordinances or covenants, conditions or restrictions applicable to the Real Property.

(d) To the best of Seller’s knowledge, without a duty of inquiry except with respect to the property manager for the Real Property, no Hazardous Substances are present in, on or under the Real Property or any nearby real property which could migrate to the Real Property, and there is no present Release or threatened Release of any Hazardous Substances in, on or under the Real Property. Seller has never used the Real Property or any part thereof, and has never permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances. No underground storage tanks of any kind are located in the Real Property. To the best of Seller’s knowledge, the Real Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply with all applicable Environmental Laws, and neither Seller nor any person using or occupying the Real Property or any part thereof is violating any Environmental Laws. Seller has all permits, licenses and approvals (which are included in the Permits) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, Seller is in full compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued and are in full force and effect. The Real Property has not been designated as “hazardous waste property” or “border zone property” pursuant to California Health and Safety Code § 25220 et seq., no proceedings for a determination as to whether the Real Property should be so designated are pending or threatened, and no portion of the Real Property is located within two thousand (2,000) feet of a significant disposal of “hazardous waste” within the meaning of California Health and Safety Code Section 25221, which could cause the Real Property to be classified as “border zone property.” No claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property has been made or commenced, or is pending, or to the best of Seller’s knowledge, is being threatened or contemplated by any person.

(e) There is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or to the best of Seller’s knowledge, threatened or being contemplated against or involving Seller relating to the Real Property or any part thereof and there is no valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation. There is no general plan, land use or zoning action or proceeding of any kind, or general or special assessment action or proceeding of any kind, or condemnation or eminent domain action or proceeding of any kind pending or to the best of Seller’s knowledge, without any duty of inquiry except with respect to the property manager for the Real Property, threatened or being contemplated with respect to the Real Property or any part thereof. There is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. No supplemental real property taxes have been or will be levied against or assessed with respect to the Real Property or any part thereof based on any change in ownership or new construction or other event or occurrence relating to the Real Property before the date of this Agreement, except any such supplemental real property taxes as have been paid in full and discharged.

(f) All water, sewer, gas, electric, steam, telephone and drainage facilities and all other utilities required by law or reasonably necessary or proper and usual for the full operation, use and occupancy of the Real Property are installed to the boundary lines of the Real Property, are connected with valid permits, and are adequate to service the Real Property and to allow full compliance with all applicable laws, and the cost of installation and connection of all such utilities to the Property has been fully paid.

(g) Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(h) Seller is the sole owner of (and Buyer will acquire hereunder) the entire right, title and interest in and to the Property free from any possessory or other legal interest of any other person or party in and to the Property, except with respect to that certain AIR

Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net dated as of June 1, 2009 by and between the Reynolds Family Trust, as “Lessor,” and Buyer, as “Lessee,” that certain Addendum dated as of June 1, 2009, and that certain Option(s) to Extend Standard Lease Addendum dated as of June 1, 2009, and that certain Third Addendum to Lease dated as of June 1, 2009 (collectively, the “Lease”).

(i) Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement. Ronald Reynolds is a California licensed real estate agent.

6.2 Buyer. The representations and warranties of Buyer in this Section 6.2 are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations and warranties of Buyer. Such representations and warranties shall survive the Closing. Buyer represents and warrants to Seller as of the date of this Agreement as follows:

(a) Buyer is a corporation duly incorporated and organized and validly existing and in good standing under the laws of the State of Delaware. Buyer is duly qualified to do business and is in good standing in the State of California. Buyer has full corporate power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained, subject to the authorization and approval described in Section 8.2(a) hereof. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) Buyer has not dealt with any investment adviser, real estate broker or finder that is entitled to a commission or fee, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.

6.3 Disclaimer of Warranties. Except as provided in Section 6.1 above, Buyer acknowledges and agrees that Seller has not made, does not make, and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present, or future, of, as to, concerning, or with respect to the Property, including, without limitation, (1) the value of the Property, (2) the income to be derived from the Property, (3) the suitability of the Property for any activities or uses that Buyer may conduct thereon, including the possibilities for future development or use of the Property, (4) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Property, (5) the manner, quality, state of repair or lack of repair of the Property, (6) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (7) the compliance of or by the Property or its operation with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including the Americans with Disabilities Act, (8) the manner or quality of the construction or materials, if any, incorporated into the Property, (9) compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including, but not limited to, Environmental Laws, (10) the presence or absence of Hazardous Materials at, on, under or adjacent to the Property, (11) the content, completeness or accuracy of the Due Diligence Documents or the Title Report, (12) the conformity of the improvements to any plans or specifications for the Property, including any plans and specifications that may have been or may be provided to Buyer, (13) the conformity of the Property to past, current or future applicable zoning or building requirements, (14) deficiency of any under-shoring, (15) deficiency of any drainage, (16) the fact that all or a portion of the Property may be located on or near an earthquake fault line, or (17) the existence of vested land use, zoning or building entitlements affecting the Property. Buyer further acknowledges and agrees that, having been given the opportunity to inspect the Property and review information and documents affecting the Property, except as provided in Section 6.1, Buyer is relying solely on its own investigation of the Property and review of such information and documents in determining whether or not to purchase the Property and not on any information provided or to be provided by Seller. Buyer further acknowledges and agrees that any information made available to Buyer or provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and, except as provided in Section 6.1, makes no representations as to the accuracy or completeness of such information. Effective as of the Closing, Buyer agrees to fully and irrevocably release Seller from any and all claims that Buyer may now have or hereafter acquire against Seller for any cost, loss, liability, damages, expense, demand, action or cause of action arising from such information or documents, except to the extent of Seller’s representations and warranties pursuant to Section 6.1. Except as provided in Section 6.1, Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property or to the operation thereof furnished by any real estate broker, agent, employee, servant or other person. Buyer further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property, as provided for herein, is made on an as-is condition and basis with all faults and that Seller has no obligation to make repairs, replacements or improvements except as may otherwise be expressly stated herein. Effective as of the Closing, Buyer and anyone claiming by, through, or under Buyer, hereby fully and irrevocably release Seller, Seller’s agents, employees, and affiliates, and their respective employees, agents, representatives, successors and assigns, from any and all claims that Buyer may now have or hereafter acquire for any action, cause of action, cost, damage, demand, expense (including, without limitation, attorney’s fees and expenses), fine, judgment, liability, lien, loss, or penalty, whether foreseen or unforeseen, direct or indirect, arising from or related to the condition of the Property, including, without limitation, the presence of Hazardous Substances (collectively, “Released Claims”); however, the Released Claims do not include any of Seller’s obligations or representations expressly stated in this Agreement or Seller’s fraud or misrepresentation. Buyer further acknowledges and agrees that this release shall be given full force and effect according to each of its express terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages, and causes of action. This waiver shall be deemed given at the Closing. Buyer hereby acknowledges that Buyer has read and is familiar with the provisions of California Civil Code section 1542 (“Section 1542”), which is set forth below:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

By initialing below, effective as of the Closing, Buyer hereby waives the provisions of Section 1542 solely in connection with the matters that are the subject of the foregoing waivers and releases:

TSN      Buyer’s Initials

6.4 Survival of Covenants, Representations and Warranties. Subject to the limitation below, all of the covenants, representations and warranties of Seller set forth in Section 6.1 shall survive the Closing and the delivery of the Deed. In the event that after the date of this Agreement and prior to the Closing (1) Buyer discovers any material misrepresentation of Seller or any material breach of Seller’s representations or warranties hereunder (excluding any misrepresentation amounting to fraud) or (2) a change in circumstances occurs that causes one or more of Seller’s representations above to be materially untrue, then, for a period of 10 days following the discovery, Buyer shall have the right, as Buyer’s sole remedy, to terminate this Agreement, and, if Buyer elects to terminate this Agreement, the following shall apply:

(i) Buyer shall be entitled to a return of the Deposit and any interest thereon.

(ii) All title and escrow charges shall be paid by Seller.

(iii) If Buyer elects to terminate based upon clause (1) above (i.e., a material misrepresentation or material breach of Seller’s representations or warranties), then Buyer may recover from Seller all reasonable costs incurred by Buyer during the course of Buyer’s review and investigation of the Property, provided that Seller’s liability for such costs shall not exceed $50,000.00.

If, notwithstanding Buyer’s discovery of a misrepresentation of Seller or a change of circumstances, Buyer elects to affirm this Agreement and proceed with the Closing, such election shall, upon the Closing, constitute a waiver by Buyer of any and all claims relating to such misrepresentation of Seller or change of circumstances. If, after the Closing, Buyer discovers a breach of any representation or warranty in Section 6.1, then any action by Buyer for breach of such representation or warranty under Section 6.1 must be commenced within one year after the Closing.

ARTICLE 7

Covenants

7.1 Seller. Seller covenants and agrees with Buyer as follows:

(a) Between the date of this Agreement and the Closing Date, Seller shall not execute any agreement affecting the Real Property or amend, modify, renew, extend or terminate any of the Permits in any respect without the prior approval of Buyer, which approval may not be unreasonably withheld, conditioned or delayed; provided, however, from and after the expiration of the Property Approval Period in the event that Buyer elects to proceed with the purchase of the Property, such approval shall be in the sole and absolute discretion of Buyer. Between the date of this Agreement and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with sound property management practice to the extent required under the Lease, perform Seller’s obligations under the Lease, comply with the Permits and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Real Property or the Personal Property, keep the Permits in force, immediately give Buyer copies of all notices received by Seller asserting any violation of the Permits or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Real Property or the Personal Property, and perform when due all of Seller’s obligations under the Permits and all applicable laws. Between the date of this Agreement and the Closing Date, Seller shall keep in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property insuring against all risks of physical loss or damage, subject to standard exclusions, in an amount equal to the actual replacement cost (without deduction for depreciation) of such buildings, structures, improvements, machinery, fixtures and equipment.

(b) Between the date of this Agreement and the Closing Date, Seller shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in, on or under the Real Property, or use the Real Property for any such purposes, or Release any Hazardous Substances into any air, soil, surface water or groundwater comprising the Real Property, or permit any person using or occupying the Real Property or any part thereof to do any of the foregoing. Between the date of this Agreement and the Closing Date, Seller shall comply with, and shall cause all persons using or occupying the Real Property or any part thereof to comply with, all Environmental Laws applicable to the Real Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Immediately after Seller obtains any information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property.

(c) Subject to the limitation in Section 6.4, all representations and warranties made by Seller in Section 6.1 hereof shall survive the Closing. All of the representations and warranties made by Seller in Section 6.1 hereof shall be true and correct on and as of the Closing Date.

(d) Subject to the limitation in Section 6.4, Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 6.1 hereof was untrue or incorrect in any respect when made or that may be caused by any breach by Seller of any such representation or warranty.

(e) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Permits before the Closing Date, or any breach, default or violation by Seller (or any event by Seller or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Seller) under the Permits that occurs before the Closing Date, or any condition, event or circumstance relating to the Real Property that existed or occurred before the Closing Date, or any personal injury or property damage occurring in, on or about the Real Property before the Closing Date.

(f) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses in any way arising from, relating to or connected with any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property that exists or occurs, or the onset of which exists or occurs, before the Closing Date. The foregoing indemnification shall include all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, cleanup, restoration and remedial work, penalties and fines, attorneys’ fees and disbursements, and other response costs. Notwithstanding the foregoing or any provision in this Agreement to the contrary, Seller’s obligation under this Section 7.1(f) shall expire on, and no claim for indemnification under this Section 7.1(f) may be made on or after, the first (1st) anniversary of the Closing.

(g) Between the date of this Agreement and the Closing Date, Seller shall not in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Real Property, the Personal Property, the Permits, or any part thereof or interest therein.

7.2 Buyer. Buyer covenants and agrees with Seller as follows:

(a) All representations and warranties made by Buyer in Section 6.2 shall survive the Closing. All of the representations and warranties made by Buyer in Section 6.2 hereof shall be true and correct on and as of the Closing Date.

(b) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 6.2 hereof was untrue or incorrect in any respect when made or that may be caused by any breach by Buyer of any such representation or warranty.

(c) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising from or based on any failure by Buyer to perform all obligations of Buyer under the Permits arising or accruing on or after the Closing Date and during Buyer’s ownership of the Property or any breach, default or violation by Buyer (or any event by Buyer or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Buyer) under the Permits that occurs on or after the Closing Date and during Buyer’s ownership of the Property.

7.3 Casualty Damage.

(a) If the Property suffers a casualty (“Casualty”) and the reasonably estimated cost of repairing damage caused by the Casualty shall equal or exceed $100,000.00 (the “Upset Loss Amount”), Buyer may terminate this Agreement by delivery of written notice to Seller within 21 days following written notification to Buyer of the Casualty and Buyer shall be entitled to a return of the Deposit as provided in Section 2.2 above. If the Property shall suffer a Casualty, but only to such an extent that the reasonably estimated cost of repairing such damage shall be less than the Upset Loss Amount, then (1) Seller shall, at its sole expense, promptly proceed to repair the Property to substantially the same condition that existed prior to the Casualty, (2) neither Seller nor Buyer shall be entitled to terminate this Agreement by reason of such Casualty, and (3) at Buyer’s option, either (i) the Closing Date shall be extended for a period equal to the lesser of (a) 30 days, or (b) the time reasonably required to effect such repairs or (ii) the Closing shall occur without delay and Seller shall complete the repairs following the Closing.

(b) If a Casualty occurs resulting in reasonable repair costs exceeding the Upset Loss Amount and this Agreement is not so terminated by Buyer as provided in the preceding paragraph, then Seller shall either:

(i) By written notice to Buyer within 10 days following the last date on which Buyer could have so terminated this Agreement, elect not to restore the Property. If Seller elects not to restore the Property, then Buyer shall have the right either to (1) terminate this Agreement by written notice to Seller within 10 days following Buyer’s receipt of such notice from Seller, as provided for above, whereupon Buyer shall be entitled to a return of the Deposit as provided in Section 2.2 above, or (2) consummate the acquisition of the Property in accordance with this Agreement and (i) all rights to insurance proceeds otherwise payable to Seller on account of such Casualty shall be assigned to Buyer at Closing, (ii) Seller shall pay a portion of the cost to repair the damage caused by the casualty equal to the lesser of the Upset Loss Amount or the uninsured portion of the cost of repair (including any deductible amount required to be paid under any applicable casualty insurance policy), and (iii) pending Closing, Seller shall not adjust or settle such matters with the insurance carriers without the consent of Buyer; or

(ii) Promptly proceed to repair the Property to substantially the same condition that existed prior to the Casualty, at Seller’s sole expense. If Seller elects to restore the Property, then Buyer shall have either of the following options: (1) the Closing Date shall be extended for a period equal to the lesser of (i) 30 days or (ii) the time reasonably required to effect such repairs or (2) the Closing shall occur without delay, and Seller shall complete the repairs following the Closing.

7.4 Eminent Domain. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer’s intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer immediately after Seller’s receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. Buyer shall have a period of thirty (30) days (or such shorter period as Buyer may elect by giving notice to Seller) after Seller has given the notice to Buyer required by this Section 7.4 to evaluate the extent of the taking and make the determination as to whether to terminate this Agreement. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section 7.4 and the period of thirty (30) days described in this Section 7.4 has expired.

ARTICLE 8

Conditions Precedent

8.1 Seller. The obligations of Seller under this Agreement are subject to satisfaction of all of the conditions set forth in this Section 8.1. Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer under this Agreement or if Buyer breaches any representation or warranty made by Buyer in Section 6.2 hereof. If any condition set forth in this Section 8.1 is not fully satisfied or waived in writing by Seller, this Agreement shall terminate, but without releasing Buyer from liability if Buyer defaults in the performance of any such covenant or agreement to be performed by Buyer or if Buyer breaches any such representation or warranty made by Buyer before such termination.

(a) On the Closing Date, Buyer shall not be in default in the performance of any covenant or agreement to be performed by Buyer under this Agreement.

(b) On the Closing Date, all representations and warranties made by Buyer in Section 6.2 hereof shall be true and correct as if made on and as of the Closing Date.

(c) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Seller which challenges the validity or legality of any of the transactions contemplated by this Agreement.

8.2 Buyer. The obligations of Buyer under this Agreement are subject to satisfaction of all of the conditions set forth in this Section 8.2. Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller or if Seller breaches any representation or warranty made by Seller in Section 6.1 hereof. If any condition set forth in this Section 8.2 is not fully satisfied or waived in writing by Buyer, this Agreement shall terminate, but without releasing Seller from liability if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination.

(a) On or before the Closing Date, (i) the Board of Directors of Buyer shall have authorized and approved, in the sole and absolute discretion of such Board of Directors, the transactions contemplated by this Agreement, and the negotiation, execution, delivery and performance of this Agreement by Buyer, and (ii) Buyer shall have given notice of such authorization and approval to Seller.

(b) On the Closing Date, Seller shall not be in default in the performance of any covenant or agreement to be performed by Seller under this Agreement.

(c) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person shall have been instituted against Buyer which challenges the validity or legality of any of the transactions contemplated by this Agreement.

(d) On or before the Closing Date, the Title Company shall be unconditionally and irrevocably committed to issue to Buyer an American Land Title Association Owner’s Policy of title insurance, with liability in the amount of the Purchase Price, insuring Buyer that fee simple absolute title to the Real Property is vested in Buyer subject only to the Permitted Exceptions, together with such endorsements as requested by Buyer (the “Title Policy”).

ARTICLE 9

Closing

9.1 Procedure. Seller and Buyer shall cause the following to occur at the Closing on the Closing Date (except as otherwise provided below):

(a) One (1) original of the Grant Deed, duly executed and acknowledged by Seller and delivered into the Escrow no later than one (1) business day prior to the Closing Date, shall be recorded by the Escrow Holder in the Official Records of the County of San Diego, State of California.

(b) Seller shall date as of the Closing Date, execute and deliver into the Escrow no later than one (1) business day prior to the Closing Date, (i) one (1) original of the Bill of Sale, (ii) two (2) originals of the Assignment of Permits, (iii) one (1) original Certificate of Non-Foreign Status in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder in the form of Exhibit F attached hereto, (iv) two (2) originals of an agreement between Seller and Buyer terminating the Lease effective as of the Closing in the form attached hereto as Exhibit G (the “Lease Termination”), and (v) a written statement signed by Seller that confirms that during the period from the date of this Agreement to the Closing Date, nothing has occurred (and Seller has not become aware of any facts) that, to Seller’s actual knowledge, causes any of the Seller’s representations and warranties contained in this Agreement to be materially untrue and that, to Seller’s actual knowledge, all of the representations and warranties contained in this Agreement remain true and are reconfirmed as of the Closing; however, Seller’s written statement may except any occurrences or facts as to which Seller has, prior to the Closing, delivered to Buyer written notice and, as provided pursuant to Section 6.4 above, Buyer has, nevertheless, elected to proceed with the Closing. The written statement shall be substantially in form and content as Exhibit H attached hereto.

(c) Buyer shall date as of the Closing Date, execute and deliver into the Escrow no later than one (1) business day prior to the Closing Date, (i) two (2) originals of the Assignment of Permits, and (ii) two (2) originals of the Lease Termination.

(d) Buyer shall deposit into the Escrow the balance of the Purchase Price for the Property in accordance with Section 2.1 hereof, plus any additional amounts required pursuant to a Closing Statement (as defined below) approved by Buyer.

(e) The Title Company shall issue to Buyer the Title Policy.

(f) The Escrow Holder shall file the information return for the sale of the Property required by Section 6045 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

9.2 Possession. Seller and Buyer acknowledge and agree that Buyer is currently in possession of the Real Property under the Lease, and Buyer shall continue to remain in possession of the Real Property effective as of the Closing. If not previously delivered to Buyer, Seller shall deliver originals of the documents described in Section 5.1 hereof, all files, correspondence, maintenance records and operating manuals relating to the Real Property, and all keys (properly tagged or identified) to the Real Property to Buyer on the Closing Date. The originals of such documents and such keys shall become the property of Buyer on the Closing Date.

9.3 Closing Costs. Seller shall pay the County documentary transfer tax in respect of the Grant Deed, the City conveyance tax in respect of the Grant Deed, the premium for the CLTA standard coverage provided by the Title Policy, the cost of any endorsements to the Title Policy providing for the removal of any disapproved title exceptions that Seller has agreed to provide, one-half (1/2) of the escrow fee charged by the Escrow Holder, and the recording fee for the Grant Deed. Buyer shall pay the premium for the ALTA extended coverage of the Title Policy, the cost of any endorsements to the Title Policy requested by Buyer (other than endorsements providing for the removal of any disapproved title exceptions that Seller has agreed to provide), and one-half (1/2) of the escrow fee charged by the Escrow Holder. When the Grant Deed is submitted to the Recorder for recordation, Escrow Holder shall, in accordance with California Revenue and Taxation Code Section 11932, request that the amount of the documentary transfer tax due be shown on a separate paper which shall be affixed to the Grant Deed by the Recorder after the permanent record is made and before the Grant Deed is returned to Buyer.

9.4 Prorations. All current base rent, additional rent, reimbursements and other amounts owed under the Lease, determined using the accrual method of accounting, shall be prorated between Seller and Buyer as of the Closing Date and, to the extent of information then available, such prorations shall be made at the Closing, provided that the parties acknowledge that the Lease and all rental and other obligations thereunder shall be terminated as of the Closing pursuant to the Lease Termination. Since the Lease is a triple-net lease under which Buyer, as lessee, is responsible for payment of taxes, maintenance, and insurance, rent under the Lease is the only matter to be prorated as of the Closing. Buyer shall receive a Purchase Price credit at the Closing in the amount of $51,243.39, which is equal to the security deposit paid under the Lease. Seller and Buyer shall use their best efforts prior to the Closing Date to provide the Escrow Holder with information necessary to prepare a closing statement (“Closing Statement”) covering as many items to be prorated as practicable so such prorations can be made at the Closing. The Closing Statement shall be prepared by the Escrow Holder and delivered to Seller and Buyer no later than three (3) business days before the scheduled Closing Date. Such prorations shall be adjusted, if necessary, and completed after the Closing as soon as final information becomes available. Seller and Buyer agree to cooperate and to use their best efforts to complete such prorations no later than thirty (30) days after the Closing Date, except for any annual reconciliation of expense reimbursements payable by tenants which cannot be completed until the final accounting for the year has been prepared. Monthly income and expense items shall be prorated on the basis of a thirty (30) day month. Such income and expenses of the Property for the period before the Closing Date shall be for the account of Seller and such income and expenses for the period on and after the Closing Date shall be for the account of Buyer.

ARTICLE 10

General

10.1 Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and either mailed by certified mail, return receipt requested, postage prepaid, delivered by hand (including messenger or recognized delivery, courier or air express service, including, without limitation, Federal Express) to the party at the address set forth in this Section 10.1 or such other address as such party may designate by notice to the other party, or delivered by facsimile. Such notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed, on the date of hand delivery if hand delivered or on the date of the facsimile confirmation if delivered by facsimile (provided that any facsimile delivered after 5:00 p.m. Pacific time shall not be effective until the next business day). If any such notice or communication is not received or cannot be delivered due to a change in the address or facsimile number of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

(a)	The address of Seller is:

Cal Commercial Properties

6367 Alvarado Court, Suite 206

San Diego, CA 92120

Attn: Ron Reynolds

Fax No.: (619) 286-5002

With a copy to:

F. Sigmund Luther, Esq.

401 West A Street, Suite 1625

San Diego, CA 92101

Fax No.: (619) 239-0541

(b)	The address of Buyer is:

Genoptix, Inc.

1811 Aston Ave.

Carlsbad, CA 92008

Attn: Chief Financial Officer

Fax No.: (760) 268-6201

With a copy to:

Genoptix, Inc.

1811 Aston Ave.

Carlsbad, CA 92008

Attn: General Counsel

Fax No.: (760) 268-6201

and

Pillsbury Winthrop Shaw Pittman LLP

12255 El Camino Real, Suite 300

San Diego, CA 92130

Attn: Eric A. Kremer, Esq.

Fax No.: (858) 509-4010

(c)	The address of the Escrow Holder is:

Chicago Title Company

701 Palomar Airport Rd., Suite 260

Carlsbad, CA 92011

Attn: Lorraine Martin

Fax No.: (760) 268-0966

10.2 Attorneys’ Fees. If there is any legal action or proceeding between Seller and Buyer arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees and disbursements shall be included in and as a part of such judgment.

10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10.4 Construction. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

10.5 Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase

20

“without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

10.6 Further Assurances. From and after the date of this Agreement, Seller and Buyer agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement.

10.7 Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.

10.8 Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

10.9 Natural Hazard Disclosure Statement. Within five (5) business days following full execution of this Agreement, Seller shall, at Seller’s sole cost and expense, provide or cause the Escrow Holder to provide Buyer with a Natural Hazard Disclosure Statement with respect to the Real Property as required by applicable law.

10.10 Joint and Several Liability. To the extent that Seller or Buyer is comprised of more than one person or entity, such persons or entities comprising such party shall be jointly and severally liable for such party’s obligations under this Agreement.

10.11 Miscellaneous. The Exhibits attached to this Agreement are made a part of this Agreement. Seller shall make no public announcement of this Agreement or the transactions contemplated by this Agreement without the prior consent of Buyer, unless such public announcement is necessary to comply with applicable law. This Agreement shall benefit and bind Seller and Buyer and their respective personal representatives, heirs, successors and assigns. Buyer shall have the right, without releasing Buyer from any obligation under this Agreement, by giving notice to Seller before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Property at the Closing in accordance with this Agreement to any person designated by Buyer in such notice. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written instrument signed by Seller and Buyer. This Agreement constitutes the entire and integrated agreement between Seller and Buyer relating to the purchase and sale of the Property and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the purchase and sale of the Property.

[Signature pages to follow.]

21

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first hereinabove written.

SELLER:

/s/ Roman B. Cham
Roman B. Cham, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan

/s/ Ronald Reynolds
Ronald Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

/s/ Jacqueline Reynolds
Jacqueline Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

RM-USE, LLC, a California limited liability company

By:	/s/ Ron Reynolds
	Name:	Ron Reynolds
	Title:	Managing Member

BUYER:

GENOPTIX, INC., a Delaware corporation

By:	/s/ Tina S. Nova
	Name:	Tina S. Nova, Ph.D.
	Title:	President and CEO

22

Agreed to this 12th day of January, 2010 as to provisions relating to Escrow Holder:

CHICAGO TITLE COMPANY

By:	/s/ Lorraine Martin
	Name:	Lorraine Martin
	Title:	VP/Escrow Mgr.

23

EXHIBIT A

PRELIMINARY REPORT

[Attached]

A-1

EXHIBIT B

GRANT DEED

RECORDED AT THE REQUEST OF

AND WHEN RECORDED MAIL TO:

Pillsbury Winthrop Shaw Pittman LLP

12255 El Camino Real, Suite 300

San Diego, CA 92130

Attn: Eric A. Kremer, Esq.

MAIL TAX STATEMENTS TO:

Genoptix, Inc.

1811 Aston Ave.

Carlsbad, CA 92008

Attn: Chief Financial Officer

(Space Above Line For Recorder’s Use Only)

(Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this Grant Deed in accordance with the provisions of Section 11932 of the California Revenue and Taxation Code)

APN:

GRANT DEED

For valuable consideration, receipt of which is acknowledged, ROMAN B. CHAM, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan, RONALD REYNOLDS AND JACQUELINE S. REYNOLDS, Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001, and RM-USE, LLC, a California limited liability company, hereby grants to GENOPTIX, INC., a Delaware corporation, the real property in the City of Carlsbad, County of San Diego, State of California, described in Exhibit “A” attached hereto and made a part hereof, together with all improvements thereon and fixtures affixed thereto and all privileges, easements, tenements and appurtenances thereon or in any way appertaining to such real property

Dated:                     , 2010

Roman B. Cham, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan

Ronald Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

Jacqueline Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

RM-USE, LLC,
a California limited liability company

By:
Name:
Title:

EXHIBIT “A” TO GRANT DEED

LEGAL DESCRIPTION OF PROPERTY

All of the real property in the City of Carlsbad, County of San Diego, State of California, described as follows:

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF	)

On                                 , before me,                                                  , Notary Public, personally appeared                                                   who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

[Seal]
(Signature)

EXHIBIT C

BILL OF SALE

For valuable consideration, receipt of which is acknowledged, ROMAN B. CHAM, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan, RONALD REYNOLDS AND JACQUELINE S. REYNOLDS, Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001, and RM-USE, LLC, a California limited liability company (collectively, “Seller”), hereby sells, assigns, transfers and delivers to GENOPTIX, INC., a Delaware corporation (“Buyer”), all of the personal property owned by Seller and used in the operation of the real property commonly known as 2131 Faraday Avenue, Carlsbad, California, and described in Exhibit “A” attached hereto. Seller warrants to Buyer that Seller has good title to all such personal property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, and Seller shall forever warrant and defend the title to all such personal property unto Buyer.

Dated:                     , 2010

SELLER:

Roman B. Cham, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan

Ronald Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

Jacqueline Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

RM-USE, LLC, a California limited liability company

By:
Name:
Title:

C-1

EXHIBIT “A” TO BILL OF SALE

LEGAL DESCRIPTION OF REAL PROPERTY

All of the real property in the City of Carlsbad, County of San Diego, State of California, described as follows:

C-2

EXHIBIT D

ASSIGNMENT OF PERMITS

THIS ASSIGNMENT OF PERMITS (this “Assignment”), made as of                     , 2010, by and between ROMAN B. CHAM, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan, RONALD REYNOLDS AND JACQUELINE S. REYNOLDS, Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001 (the “Reynolds Trust”), and RM-USE, LLC, a California limited liability company (collectively, “Seller”), and GENOPTIX, INC., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

For valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

1. Assignment and Assumption.

(a) Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under all permits relating to the real property commonly known as 2131 Faraday Avenue, Carlsbad, California, and described in Exhibit “A” attached hereto (the “Permits”).

(b) Buyer hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in, and obligations under, the Permits to be performed by Seller thereunder that arise or accrue from and after the date of this Assignment as long as Buyer owns the real property subject to the Permits.

2. Indemnification.

(a) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Seller to perform the obligations of Seller arising or accruing under the Permits before the date of this Assignment, to the extent that such obligations are Seller’s obligations as lessor under the Lease.

(b) Buyer shall indemnify and defend Seller against and hold Seller harmless form all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Buyer to perform the obligations of Seller arising or accruing under the Permits on or after the date of this Assignment and during Buyer’s ownership of the real property subject to the Permits.

3. Further Assurances. Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

4. Counterparts. This Assignment may be executed in counterparts which taken together shall constitute one and the same instrument.

5. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California, except with respect to conflicts of law.

6. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first hereinabove written.

SELLER:

Roman B. Cham, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan

Ronald Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

Jacqueline Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

RM-USE, LLC, a California limited liability company

By:
Name:
Title:

GENOPTIX, INC., a Delaware corporation

By:
	Name:	Tina S. Nova, Ph.D.
	Title:	President and CEO

EXHIBIT “A” TO ASSIGNMENT OF CONTRACTS AND PERMITS

DESCRIPTION OF REAL PROPERTY

[Attached]

EXHIBIT E

ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT OF INTANGIBLE PROPERTY (the “Assignment”) is made this      day of                     , 2010, by and between ROMAN B. CHAM, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan, RONALD REYNOLDS AND JACQUELINE S. REYNOLDS, Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001, and RM-USE, LLC, a California limited liability company (collectively, “Assignor”), and GENOPTIX, INC., a Delaware corporation (“Assignee”), with reference to the following facts:

A. Assignor has used or acquired (or may have acquired) certain intangible rights in connection with the Property described on the attached Exhibit “A,” including, but not limited to, any easements, licenses, permits, air rights, building rights and other entitlements, certificates of occupancy, rights of way, sewer agreements, water line agreements, utility agreements, water rights and oil, gas and mineral rights (collectively, the “Intangibles”).

B. Pursuant to the terms of that certain Purchase Agreement and Joint Escrow Instructions dated as of January         , 2010 entered into by Assignor, as “Seller,” and Assignee, as “Buyer” (the “Purchase Agreement”), Assignor now desires to assign and transfer to Assignee all of its right, title and interest in and to the Intangibles, to the extent such right, title and interest may exist and is assignable by Assignor, and Assignee desires to accept any such Intangibles to the extent they exist and are assignable.

NOW THEREFORE, in consideration of the mutual covenants and conditions hereinbelow set forth, it is agreed:

1. Assignment. Effective as of the Closing (as defined in the Purchase Agreement), Assignor assigns and transfers to Assignee and its successors and assigns, all of Assignor’s right, title and interest in and to the Intangibles, to the extent such right, title and interest may exist and is assignable by Assignor.

2. Assumption. Effective as of the Closing, Assignee accepts the foregoing assignment of the Intangibles and shall be entitled to all rights and benefits accruing to Assignor thereunder and hereby assumes all obligations arising or accruing thereunder from and after the Closing.

3. No Rights in Trade Names. Nothing herein shall be construed to allow Assignee any right, title or interest in Assignor’s trade names or marks, or to use said names or marks in any manner.

4. Counterparts. This Assignment may be executed in counterparts which taken together shall constitute one and the same instrument.

5. Successors and Assigns. The provisions of this instrument shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

6. Further Assurances. Assignor hereby covenants that it will, at any time and from time to time, at no material cost or expense to Assignor, execute any documents and take such additional actions as Assignee or its successors or assigns shall reasonably require in order to more completely or perfectly carry out the transfers intended to be accomplished by this Assignment.

7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California, except with respect to conflicts of law.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.

ASSIGNOR:

Roman B. Cham, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan

Ronald Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

Jacqueline Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

RM-USE, LLC, a California limited liability company

By:
Name:
Title:

ASSIGNEE:

GENOPTIX, INC., a Delaware corporation

By:
	Name:	Tina S. Nova, Ph.D.
	Title:	President and CEO

EXHIBIT “A” TO ASSIGNMENT OF INTANGIBLE PROPERTY

LEGAL DESCRIPTION OF REAL PROPERTY

[Attached]

EXHIBIT F

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                                                           (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii); and

2. Seller’s U.S. employer identification number is                     ; and

3. Seller’s office address is                                                                          .

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated:                     , 2010

SELLER:

,
a ______________________________________

By:
Name:
Title:

F-1

EXHIBIT G

FORM OF LEASE TERMINATION

LEASE TERMINATION AGREEMENT

This LEASE TERMINATION AGREEMENT (this “Agreement”) is made as of                         , 2010 by and between ROMAN B. CHAM, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan, as to an undivided 15.49% interest (“Cham Profit Sharing Plan”), RONALD REYNOLDS AND JACQUELINE S. REYNOLDS, Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001, as to an undivided 65.14% interest (the “Reynolds Trust”), and RM-USE, LLC, a California limited liability company, as to an undivided 19.37% interest (“RM-USE,” and collectively with the Cham Profit Sharing Plan and the Reynolds Trust, “Landlord”), on the one hand, and GENOPTIX, INC., a Delaware corporation (“Tenant”), on the other hand.

RECITALS

A. The Reynolds Family Trust and Tenant are currently parties to that certain AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease – Net dated as of June 1, 2009 by and between the Reynolds Family Trust, as “Lessor,” and Buyer, as “Lessee,” that certain Addendum dated as of June 1, 2009, that certain Option(s) to Extend Standard Lease Addendum dated as of June 1, 2009, and that certain Third Addendum to Lease dated as of June 1, 2009 (collectively, the “Lease”), with respect to that certain real property located at 2131 Faraday Avenue, Carlsbad, California, as more particularly described in the Lease (the “Property”).

B. Landlord and Tenant are parties to that certain Purchase Agreement and Joint Escrow Instructions dated as of January     , 2010 (“Purchase Agreement”) between Landlord, as “Seller,” and Tenant, as “Buyer,” with respect to the Property. Initially capitalized terms that are used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

C. Pursuant to the Purchase Agreement, Landlord and Tenant desire to terminate the Lease in its entirety effective as of the Closing.

D. The parties are executing this Agreement to effectuate the foregoing in accordance with the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination and Release.

(a) Subject to all of the terms and conditions of this Agreement, the Lease is hereby terminated as to the Property effective as of the Closing (the “Termination Date”).

(b) Effective as of the Termination Date, all agreements, covenants or obligations of the parties hereto under or in any way arising from the Lease shall be of no further force or effect whatsoever except as expressly provided in the Lease as surviving a termination or expiration of the Lease, or as expressly provided in this Agreement. Pursuant to Section 9.4 of the Purchase Agreement, Landlord shall have satisfied its obligation to return Tenant’s security deposit pursuant to a Purchase Price credit in favor of Tenant at Closing in the sum of $51,243.39.

2. Condition of Premises. Notwithstanding any provision in the Lease to the contrary, the parties confirm and agree that Tenant shall not be required to remove any alterations or trade fixtures, furniture, equipment or personal property from the Property or otherwise restore the Property to the condition received by Tenant under the Lease.

3. Attorneys’ Fees. In the event of any action instituted between the parties in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party all the prevailing party’s costs and expenses, including court costs and reasonable attorneys’ fees.

4. Conditions to Effectiveness. The effectiveness of this Agreement is expressly conditioned on the consummation of the Closing pursuant to the Purchase Agreement.

5. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same binding agreement.

[Remainder of Page Left Intentionally Blank.]

IN WITNESS WHEREOF, the undersigned have executed this Lease Termination Agreement as of the date first written above.

LANDLORD:	TENANT: GENOPTIX, INC., a Delaware corporation

By:
Roman B. Cham, Trustee of the Roman B. Cham, M.D. Profit Sharing Plan		Name:	Tina S. Nova, Ph.D.
		Title:	President and CEO

Ronald Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

Jacqueline Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

RM-USE, LLC, a California limited liability company

By:
Name:
Title:

EXHIBIT H

RECONFIRMATION OF REPRESENTATIONS

This Reconfirmation dated                     , is executed by Roman B. Cham, Trustee of the Roman B. Cham, M.D., Profit Sharing Plan, Ronald Reynolds and Jacqueline S. Reynolds, Co-Trustees of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001, and RM-USE, LLC, a California limited liability company (collectively, “Seller”) for the benefit of Genoptix, Inc., a Delaware corporation (“Buyer”). Pursuant to that certain Purchase Agreement and Joint Escrow Instructions dated as of January     , 2010 (“the Agreement”) between Buyer and Seller, Seller hereby confirms that during the period from the Effective Date to the Closing Date, nothing has occurred and Seller has not become aware of any facts that, to Seller’s actual knowledge, cause any of the Seller’s representations and warranties contained in the Agreement to be materially untrue, and, to the best of Seller’s knowledge, all of the representations and warranties contained in the Agreement remain true and are reconfirmed as of the Closing except                     . Initially capitalized terms used in this Reconfirmation shall have the same meanings as defined in the Agreement.

Roman B. Cham, Trustee of the Roman B. Cham, M.D., Profit Sharing Plan

Ronald Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

Jacqueline S. Reynolds, Co-Trustee of the Ronald L. Reynolds and Jacqueline S. Reynolds Trust dated June 21, 2001

RM-USE, LLC, a California limited liability company

By:
Name:
Title:

H-1